REPORT OF INDEPENDENT AUDITORS


To the Board of Directors of
Pacific Advisors Fund, Inc.


In planning and performing our audit of the financial statements of Pacific Advisors Fund, Inc., (comprising, respectively, the Government Securities Fund, Income and Equity Fund, Balanced Fund, Growth Fund, Small Cap Fund and Multi-Cap Value Fund) (the Fund) for the year ended December 31, 2002, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The management of Pacific Advisors Fund, Inc. is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control. Generally, internal controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States. Those internal controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and may deteriorate.

Our considerations of the internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including procedures for safeguarding securities, and its operation that we consider to be material weaknesses as defined above as of December 31, 2002.

This report is intended solely for the information and use of management and the Board of Directors of Pacific Advisors Fund, Inc. and the Securities and Exchange Commission and is not intended to and should not be used by anyone other than these specified parties.

/s/Ernst & Young LLP

Los Angeles, California
January 24, 2003